UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03              Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2019, Blue Apron Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split of the outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) (the “Reverse Stock Split”). The Reverse Stock Split became effective upon filing the Certificate of Amendment.

As previously reported, on June 13, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Class A Common Stock and Class B Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors (the “Board”) before the Company’s 2020 annual meeting of stockholders. Following the Annual Meeting, on June 13, 2019, the Board approved the implementation of the Reverse Stock Split at a ratio of 1-for-15. The Reverse Stock Split is intended to, among other things, bring the Company into compliance with the $1.00 minimum average closing share price requirement for continued listing on the New York Stock Exchange (the “NYSE”), as previously reported in a Current Report on Form 8-K filed on May 20, 2019.

As a result of the Reverse Stock Split, every 15 shares of issued and outstanding Class A Common Stock were automatically combined into one issued and outstanding share of Class A Common Stock, and every 15 shares of issued and outstanding Class B Common Stock were automatically combined into one issued and outstanding share of Class B Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split.  Stockholders who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock are instead entitled to receive cash in lieu of such fractional shares.

The Reverse Stock Split did not change the par value of the Class A Common Stock or Class B Common Stock or the authorized number of shares of Class A Common Stock or Class B Common Stock.  All outstanding stock options and restricted stock units entitling their holders to purchase shares of Class A Common Stock or Class B Common Stock or acquire shares of Class A Common Stock or Class B Common Stock, as the case may be, were adjusted as a result of the Reverse Stock Split, as described in the Company’s definitive proxy statement for the Annual Meeting.

The Class A Common Stock will begin trading on a post-split basis on the NYSE at the market open on June 17, 2019. The trading symbol for the Class A Common Stock will remain “APRN.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 09523Q 200.

The foregoing description of the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated into this report by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, effective June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: June 17, 2019	By:	/s/ Christina Halliday
Christina Halliday
General Counsel and Secretary